EMPLOYMENT AGREEMENT
                                    dated as of March 31, 2000, between CFP
                                    GROUP, INC., a Delaware corporation (the
                                    "Company"), and RON GALLO (the "Executive").

                  The Company and the Executive desire to enter into this Agreement to continue the employment relationship between the Company and the Executive from and after the date hereof pursuant to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

         Section 1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company upon the terms and conditions hereinafter set forth.

         Section 2. Term. The employment of the Executive hereunder shall be for the period (the "Employment Period") commencing on the date hereof (the "Commencement Date") and ending on (a) March 31, 2003 (the "Scheduled Termination Date"), or (b) such earlier date (the "Termination Date") upon which the employment of the Executive shall terminate in accordance with the provisions hereof. The Employment Period may be extended at the sole discretion of the Company for an additional 90-day period to facilitate contract negotiations in the event the Company desires to retain the services of the Executive following the expiration of the Employment Period.

         Section 3. Duties. During the Employment Period, the Executive shall be employed as Chief Financial Officer of the Company, CFP Holdings, Inc., a wholly-owned subsidiary of the Company ("Holdings"), Custom Food Products, Inc., a wholly-owned subsidiary of Holdings, and QFAC, LLC, a wholly-owned subsidiary of Holdings ("QFAC"), and shall perform such duties as are consistent therewith. The Executive shall have such other titles and duties, consistent with the status of a senior level executive of the Company, as the Board of Directors of the Company shall in its sole discretion designate. The Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities.

         Section 4. Time to be Devoted to Employment. During the Employment Period, the Executive shall devote all of his working time, attention and energies to the business of the Company and its subsidiaries (except for vacations to which he is entitled pursuant to Section 6(b) and except for illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage. Nothing contained in this Section 4 shall prohibit the Executive from (a) owning up to 1% of the outstanding capital stock or other class of securities of any corporation whose shares are traded on a national securities exchange or are listed on NASDAQ or (b) making other passive investments in entities which do not compete in any manner with the Company after obtaining the prior written consent of the Board.

         Section 5. Compensation; Bonus. (a) The Company (or at the Company's option, any subsidiary or affiliate thereof) shall pay to the Executive an annual base salary (the "Base Salary") during the Employment Period of $200,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its officers.

                  (b) The Base Salary shall be subject to annual increases, if any, in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

                  (c) In addition to the Base Salary, the Executive shall be eligible to participate in the Company's annual cash bonus plan based upon achieving and exceeding the annual performance targets for the Company as follows:

                            (i) In respect of each of the 2001 through 2003 fiscal years (each, a "Bonus Year"), the Company shall award a cash bonus (the "Annual Cash Bonus"), if any, of between 35% and 100% of the Executive's Base Salary, depending upon the percentage of Annual Budgeted EBITDA (as hereinafter defined) of the Company attained, according to the following schedule:

            Annual Budgeted EBITDA
                of the Company                               Cash Bonus as % of
                  % Attained                                    Base Salary
                  ----------                                    -----------
                less than 80%                                        0%
                     80%                                            35%
                     85%                                            40%
                     90%                                            50%
                     95%                                            60%
                     100%                                           70%
                     105%                                           85%
                110% and above                                      100%

                            (ii) As used herein, the following terms shall have the following meanings:

                                    (A) "Annual Budgeted EBITDA" for the Company
                  for the fiscal year ended March 31, 2001 equals $30,513,246 and for each subsequent fiscal year means the figure set by the Board of Directors of the Company on a yearly basis.

                                    (B)  "EBITDA"  means the net  income  (after
                  provision for all bonuses) of the Company, determined on a consolidated basis excluding the effect of any Stipulated Items (as hereinafter defined) and before payment or provision for payment of (1) interest expense; (2) any Federal, state, local or other taxes based on income; (3) depreciation expense and (4) amortization of goodwill and other tangible assets.

                                    (C)  "Stipulated   Items"  means  income  or
                  expense items of a character significantly different from those incurred in the typical or customary business activities of the Company (determined on a consolidated basis) or that would not be considered recurring factors in any evaluation of the ordinary operations of the business of the Company (determined on a consolidated basis), including, but not limited to, (1) the sale or abandonment of a plant or significant segment of the business of the Company (determined on a consolidated basis); (2) the sale of an investment not acquired for resale; (3) the writeoff of goodwill due to unusual events or developments within the fiscal year being considered; (4) the condemnation or expropriation of properties; (5) certain adjustments to the reserve accounts recorded by the Company (determined on a consolidated basis); and (6) any management fees payable to First Atlantic Capital, Ltd. and its affiliates.

                            (iii) The Company shall, promptly following the Company's receipt from its certified public accountants of the audited consolidated financial statements of the Company for each Bonus Year, compute and promptly pay the Annual Cash Bonus based upon the EBITDA of the Company as reflected in such audited consolidated financial statements.

                  (d) In addition to the Base Salary, in the sole discretion of the Board of Directors of the Company, the Executive shall be entitled to participate in the incentive stock option plan of the Company.

         Section 6. Business Expenses; Benefits. (a) The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall reimburse the Executive, in accordance with the practice from time to time for officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of his duties hereunder. The Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be reasonably required by the Company.

                  (b) During the Employment Period, the Executive shall be entitled to four weeks paid vacation during each twelve-month period worked beginning on the Commencement Date.

                  (c) During the Employment Period, the Company shall provide the Executive with group health, hospitalization and other employee benefits in amounts and with terms consistent with the policies of the Company with respect to its officers.

                  (d) During the Employment Period, the Company will reimburse the Executive for professional association fees in an aggregate amount not to exceed $2,000 per year.

                  (e) During the Employment Period, the Company will reimburse the Executive for costs incurred by the Executive for registration or tuition fees for classes or seminars attended by the Executive in the metropolitan Philadelphia, Pennsylvania area (or elsewhere if approved in advance by the Board of Directors of the Company, such approval not to be unreasonably withheld) for so long as and to the extent that such classes or seminars are required by the American Institute of Certified Public Accountants (or its successor organization) in order for the Executive to maintain his certified public accountant's certificate. The aggregate amount payable under this Section 6(e) shall not exceed $2,000 per year.

                  (f) During the Employment Period, the Executive shall be entitled to an allowance for a leased automobile not to exceed $750 per month (inclusive of all maintenance, gasoline, insurance and other costs and expenses related to such automobile).

         Section 7. Involuntary Termination. (a) If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement (such condition being hereinafter referred to as a "Disability") for a period of 180 consecutive days or longer, or for an aggregate of 210 days during any twelve-month period, the Company may, at any time following such 180 or 210 day period of Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving him written notice to that effect (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination"). Until the Executive's employment hereunder shall have been terminated in accordance with the foregoing, the Executive shall be entitled to receive his compensation notwithstanding any such Disability.

                  (b) If the Executive dies during the Employment Period, his employment hereunder shall be deemed to cease as of the date of his death.

         Section 8. Termination For Cause. The Company may terminate the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving the Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement (a) "Cause" means (i) the Executive's material breach of this Agreement and, if such breach is capable of being cured, the failure to cure such breach within 30 days of notice thereof from the Company to the Executive,
(ii) the Executive's past, present or future conduct which has a Material Adverse Effect, (iii) the Executive's disregard of lawful instructions of the Board that are consistent with the Executive's position, or neglect of duties or failure to act, which, in either case, may reasonably be anticipated to have a Material Adverse Effect, and the continuance of such condition for a period of 30 days after notice thereof from the Company to the Executive, (iv) alcohol or drug abuse by the Executive or (v) the commission by the Executive of a felony or an act involving fraud, theft or dishonesty and (b) "Material Adverse Effect" means a material adverse effect on the business, operations, financial condition, results of operations, assets, liabilities or prospects of the Company or any of its subsidiaries or affiliates.

         Section 9. Termination Without Cause. The Company may terminate the employment of the Executive hereunder without Cause (such termination being hereinafter referred to as a "Termination Without Cause") by giving the Executive written notice of such termination, which notice shall be effective on the date specified therein but not earlier than the date on which such notice is given. For purposes of this Agreement, "Termination Without Cause" shall also include the following:

                  (a) any material reduction, in the absence of the Executive's consent, of the Executive's title, duties or responsibilities;

                  (b) any material breach by the Company of its obligations under this Agreement; and

                  (c) the expiration of this Agreement at the Scheduled Termination Date or the failure of the Executive or the Company to extend the term hereof, after good faith negotiations for a reasonable period of time (not to exceed 90 days following the Scheduled Termination Date) by the Executive and the Company to enter into a new employment agreement;

provided,  however, that a Termination Without Cause pursuant to clauses (a) and
(b) of this Section 9 shall not be deemed to have occurred unless, within 30 days of the occurrence (or, in the case of an event described in clause (b) of this Section 9, the Executive's actual knowledge of such occurrence) of any of the events described in said clauses (a) and (b), the Executive shall have given the Company notice, with reasonable specificity, of his intention to claim a Termination Without Cause pursuant to this Section 9 and the basis therefor, and the Company shall have failed to cure the act or omission described in the notice within 30 days of receipt of such notice from the Executive.

         Section 10. Voluntary Termination. Any termination of the employment of the Executive hereunder other than as a result of an Involuntary Termination, a Termination For Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination" (it being understood that the resignation by the Executive prior to the Scheduled Termination Date shall be deemed a "Voluntary Termination").

         Section 11. Effect of Termination. (a) Upon the termination of the Executive's employment hereunder due to a Termination for Cause or a Voluntary Termination, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in
Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over a year of 365 or 366 days, as applicable),
(ii) any unpaid accrued benefits due the Executive and (iii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in Section 6(a).

                  (b) Upon the termination of the Executive's employment hereunder due to an Involuntary Termination, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except (i) to receive the amounts set forth in
Section 11(a) above, (ii) to continue to receive the Base Salary, payable in such installments as it was paid to the Executive prior to such termination of employment for a period of six (6) months, (iii) the pro rata portion of the bonus to which the Executive would be entitled for the fiscal year of the Company in which such termination occurred, computed by multiplying (A) the bonus that would have been payable to the Executive for the entire year if his employment had not been terminated by (B) a fraction, the numerator of which is the number of days elapsed from the beginning of such year to and including the effective date of such termination and the denominator of which is 365, such portion of the bonus to be payable at such time and in such manner as is consistent with the Company's historical practice regarding the payment of bonuses to the Executive or to its officers generally and (iv) to participate in all group health and hospitalization plans as contemplated by Section 6(c) hereof until the earlier to occur of the Scheduled Termination Date and the date which is six (6) months after the Termination Date. Notwithstanding anything to the contrary contained herein, any such rights under clauses (ii), (iii) and
(iv) of this Section 11(b) shall be reduced to the extent the Executive shall obtain other employment during the period such payments are required to be made, by the amount of the salary and benefits received by the Executive in connection with such new employment.

                  (c)  Upon  the  termination  of  the  Executive's   employment
hereunder due to a Termination Without Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except (i) to receive the amounts set forth in
Section 11(a) above, (ii) to continue to receive the Base Salary, payable in such installments as it was paid to the Executive prior to such termination of employment, for a period of 12 months after the termination of the Executive's employment with the Company (including a termination of such employment on or after the Scheduled Termination Date in circumstances contemplated by Section 9(c) hereof), (iii) to receive the pro rata portion of the bonus to which the Executive would be entitled for the fiscal year of the Company in which such termination occurred, computed by multiplying (A) the bonus that would have been payable to the Executive for the entire year if his employment had not been terminated by (B) a fraction, the numerator of which is the number of days elapsed from the beginning of such year to and including the effective date of such termination and the denominator of which is 365, such portion of the bonus to be payable at such time and in such manner as is consistent with the Company's historical practice regarding the payment of bonuses to the Executive or to its officers generally and (iv) to participate in all group health and hospitalization plans as contemplated by Section 6(c) hereof for a period of 12 months after the termination of the Executive's employment with the Company (including a termination of such employment on or after the Scheduled
Termination Date in circumstances contemplated by Section 9(c) hereof). Notwithstanding anything to the contrary contained herein, any such rights under clauses (ii), (iii) and (iv) of this Section 11(c) shall be reduced to the extent the Executive shall obtain other employment during the period such payments are required to be made, by the amount of the salary and benefits received by the Executive in connection with such new employment.

         Section 12. Insurance. The Company may, for its own benefit, maintain "key-man" life and disability insurance policies (collectively, the "Insurance Policies") covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining the Insurance Policies.

         Section 13. Disclosure of Information. The Executive agrees that he will not, at any time during the Employment Period or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever nor shall the Executive make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. For purposes of this Section 13, "non-public" information shall not include any information that:

                            (i) is now, or hereafter becomes, through no act or failure to act on the part of the Executive that constitutes a breach of this Section 13, generally known or available to the public;

                            (ii) is known to the Executive at the time of the disclosure of such information;

                            (iii) is hereafter furnished to the Executive by a third party, who, to the knowledge of such party, is not under any obligation of confidentiality to the Company or any of its affiliates, without restriction on disclosure;

                            (iv) is disclosed with the written approval of the party to which such information or materials pertain;

                            (v) is required to be disclosed by law, court order, or similar compulsion; provided, however, that such disclosure shall be limited to the extent so required or compelled; and provided further, however, that if the Executive is required to disclose such confidential information, he shall give the Company notice of such disclosure and cooperate in seeking suitable protections; or

                            (vi) is required to be provided pursuant to or in connection with any legal proceeding involving the parties hereto.

         Section 14. Right to Inventions. The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business actually conducted by the Company, which he may develop or which may be acquired by the Executive during the Employment Period (whether or not during normal working hours), together with all trademarks, patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information. In connection therewith:

                  (a) the Executive shall without charge,  but at the expense of
the  Company,   promptly  at  all  times  hereafter  execute  and  deliver  such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such marks, designs, logos, inventions, improvements, technical information, trademarks, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

                  (b) the Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ based on his last per diem earnings) all such assistance as it may require in the prosecution of applications for said trademarks, patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said trademarks, applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such trademarks, patents, inventions, improvements or technical information; and

                  (c) for the avoidance of doubt, it is hereby agreed that the foregoing provisions shall be deemed to include an assignment of future copyright in accordance with Section 37 of the Copyright Act of 1986 and any amendment or re-enactment thereof.

         Section 15. Restrictive Covenant. (a) The Executive acknowledges and recognizes that during the Employment Period he will be privy to non-public information critical to the Company's and its affiliates' business and further acknowledges and recognizes that the Company would find it extremely difficult to replace him. Accordingly, in consideration of the premises contained herein, and the consideration to be received by the Executive hereunder and the granting of certain stock options to the Executive, during the Employment Period and the Non-Competition Period (as defined below), the Executive shall not (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; (ii) assist others in engaging in any Competing Business; (iii) induce any employee of the Company or any affiliate thereof to terminate such employee's employment with the Company or any such affiliate or to engage in any Competing Business; or (iv) induce any entity or person with which the Company or any affiliate thereof has a business relationship to terminate or alter such business relationship; provided, however, that the foregoing shall not prevent the Executive from owning the securities of or an interest in any business, provided such ownership of securities or interest represents less than five percent (5%) of any class or type of securities of, or interest in, such business.

                  (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company or any affiliate thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and the Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living.

                  (c) As used herein, "Competing Business" shall mean any business in North America if such business or the products sold by it are competitive, directly or indirectly, with (i) the business of the Company or any of its affiliates for which the Executive has direct managerial responsibility,
(ii) any of the products manufactured, sold or distributed by the Company or any of its affiliates for which the Executive has direct managerial responsibility or (iii) any products or business being developed by the Company or any of its affiliates for which the Executive has direct managerial responsibility and "Non-Competition Period" shall mean the period commencing on the day immediately following the Termination Date and ending upon the expiration of 12 months following the Termination Date. For purposes of this paragraph (c), the Executive shall be deemed to have direct managerial responsibility for the business of the Company, Holdings, Custom Food Products, Inc. and QFAC.

         Section 16. Enforcement; Severability; Etc. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

         Section 17. Remedies. The Company and the Executive acknowledge and understand that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company or the Executive irreparable harm. In the event of a breach or threatened breach by the Company or the Executive of the provisions of this Agreement, the Company or the Executive shall be entitled to an injunction restraining such party from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company or the Executive from or limiting the Company or the Executive in pursuing any other remedies available for any breach or threatened breach of this Agreement.

         Section 18. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Company, to it at:

                         5501 Tabor Road
                         Philadelphia, Pennsylvania  19120
                         Attention:  President
                         Telecopier: (215) 288-5804
                         Telephone:  (800) 275-8902;

                  with a copy to:

                         First Atlantic Capital, Ltd.
                         135 East 57th Street
                         New York, New York  10022
                         Attention:  Mr. James A. Long
                         Telecopier: (212) 750-0954
                         Telephone:  (212) 750-0300; and

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, New York  10112
                         Attention:  Lawrence G. Graev, Esq.
                         Telecopier: (212) 408-2467

                         Telephone:  (212) 408-2400;

                  if to the Executive, to him at:

                         Mr. Ron Gallo
                         c/o CFP Group, Inc.
                         5501 Tabor Road

                         Philadelphia, Pennsylvania  19120
                         Telecopier: (215) 288-5804
                         Telephone:  (800) 275-8902

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 19. Binding Agreement; Benefit. Subject to Section 24 hereof, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

         Section 20. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws).

         Section 21. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

         Section 22. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

         Section 23. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 24. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates and the provisions of this Agreement shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise (no such assignment shall relieve the Company from its obligations hereunder).

         Section 25. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 26. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

         Section 27. Attorney Fees. In connection with any action, suit or proceeding arising under or in connection with this Agreement, the prevailing party in such action, suit or proceeding shall be entitled to the reasonable attorneys' fees incurred in connection with such action, suit or proceeding.

                                     * * * *

                  IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the date first written above.


                                                CFP GROUP, INC.


                                                By: ____________________________
                                                    Name:  William G. Del Chiaro
                                                    Title: President


                                                ________________________________
                                                RON GALLO